Exhibit 99.1
VICI PROPERTIES INC. ANNOUNCES THIRD QUARTER 2024 RESULTS
- Reports 6.7% Year-over-Year Revenue Growth -
- Announced 7th Consecutive Annual Dividend Increase -
- Deployed $230 million of Capital -
- Updates Guidance for Full Year 2024 -

NEW YORK, NY – October 31, 2024 – VICI Properties Inc. (NYSE: VICI) (“VICI Properties”, "VICI" or the “Company”), an experiential real estate investment trust, today reported results for the quarter ended September 30, 2024. All per share amounts included herein are on a per diluted common share basis unless otherwise stated.
Third Quarter 2024 Financial and Operating Highlights
•Total revenues increased 6.7% year-over-year to $964.7 million
•Net income attributable to common stockholders increased 31.7% year-over-year to $732.9 million and, on a per share basis, increased 27.4% year-over-year to $0.70
•AFFO attributable to common stockholders increased 8.4% year-over-year to $593.9 million and, on a per share basis, increased 4.9% year-over-year to $0.57
•Declared a quarterly cash dividend of $0.4325 per share, representing a 4.2% year-over-year increase
•Ended the quarter with $355.7 million in cash and cash equivalents and $630.2 million of estimated forward sale equity proceeds
•Deployed $230 million of capital through various loan and Partner Property Growth Fund agreements
•Updated AFFO guidance for full year 2024 to between $2,360 million and $2,370 million, or between $2.25 and $2.26 per diluted share
CEO Comments
Edward Pitoniak, Chief Executive Officer of VICI Properties, said, “In the third quarter, we continued to demonstrate the flow-through efficiency of our economic model, increasing our quarterly revenue by approximately 7% year-over-year and our AFFO per share by approximately 5% year-over-year. Through our previously announced capital commitments, we were able to deploy $230 million of capital during the quarter, through various of our loan and Partner Property Growth Fund agreements. In the quarter we announced a 4.2% dividend increase, enabling VICI to achieve a dividend CAGR of 7% since our IPO. Our methodical portfolio construction and consistent annual earnings growth from same-store rent escalations have funded our annual dividend increases, creating a compelling compounding opportunity. Our track record of 100% rent collection since formation is bolstered by enduring secular tailwinds, mission-critical real estate and tenant transparency. We expect these cornerstone elements of our portfolio to support compounding growth for years to come."
Third Quarter 2024 Financial Results
Total Revenues
Total revenues were $964.7 million for the quarter, an increase of 6.7% compared to $904.3 million for the quarter ended September 30, 2023. Total revenues for the quarter included $135.9 million of non-cash leasing and financing adjustments and $19.3 million of other income.

Net Income Attributable to Common Stockholders
Net income attributable to common stockholders was $732.9 million for the quarter, or $0.70 per share, compared to $556.3 million, or $0.55 per share, for the quarter ended September 30, 2023.
Funds from Operations (“FFO”)
FFO attributable to common stockholders was $732.9 million for the quarter, or $0.70 per share, compared to $556.3 million, or $0.55 per share, for the quarter ended September 30, 2023.
Adjusted Funds from Operations (“AFFO”)
AFFO attributable to common stockholders was $593.9 million for the quarter, an increase of 8.4% compared to $547.6 million for the quarter ended September 30, 2023. AFFO per share was $0.57 for the quarter, an increase of 4.9% compared to $0.54 for the quarter ended September 30, 2023.
Third Quarter 2024 Capital Markets Activity
During the three months ended September 30, 2024, the Company sold a total of 1,996,483 shares under its ATM program at a weighted average price per share of $33.82 for a gross value of $67.5 million, all of which were sold subject to a forward sale agreement. The Company did not receive any proceeds from the sale of shares at the time it entered into this forward sale agreement.
During the three months ended September 30, 2024, the Company entered into forward-starting interest rate swaps with an aggregate notional amount of $400.0 million, which are intended to reduce the variability in future cash flows for a forecasted issuance of long-term debt.
On July 1, 2024, the Company physically settled 4,000,000 shares under an outstanding ATM forward sale agreement in exchange for aggregate net proceeds of approximately $115.2 million. Subsequent to quarter end, on October 1, 2024, the Company physically settled 7,000,000 shares under the same outstanding ATM forward sale agreement in exchange for aggregate net proceeds of approximately $200.9 million.
The following table details the issuance of outstanding shares of common stock, including restricted common stock:

	Nine Months Ended September 30,
Common Stock Outstanding	2024	2023
Beginning Balance January 1,	1,042,702,763	963,096,563
Issuance of common stock upon physical settlement of forward sale agreements	4,000,000	53,192,592
Issuance of restricted and unrestricted common stock under the stock incentive program, net of forfeitures	469,718	538,728
Ending Balance September 30,	1,047,172,481	1,016,827,883

The following table reconciles the weighted-average shares of common stock outstanding used in the calculation of basic earnings per share to the weighted-average shares of common stock outstanding used in the calculation of diluted earnings per share:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Determination of shares:
Weighted-average shares of common stock outstanding	1,046,627	1,012,987	1,043,922	1,007,110
Assumed conversion of restricted stock	681	603	467	790
Assumed settlement of forward sale agreements	1,031	—	508	537
Diluted weighted-average shares of common stock outstanding	1,048,338	1,013,590	1,044,897	1,008,437
___________________
Note: Subsequent to quarter end, on October 1, 2024, the Company physically settled 7,000,000 shares under an outstanding ATM forward sale agreement for aggregate net proceeds of approximately $200.9 million.
Balance Sheet and Liquidity
As of September 30, 2024, the Company had approximately $17.1 billion in total debt and approximately $3.3 billion in liquidity, comprised of $355.7 million in cash and cash equivalents, $630.2 million of estimated net proceeds available upon physical settlement of 20,853,338 shares outstanding under its forward sale agreements, and approximately $2.3 billion of availability under its revolving credit facility. In addition, the revolving credit facility includes the option to increase the revolving loan commitments by up to $1.0 billion to the extent that any one or more lenders (from the syndicate or otherwise) agree to provide such additional credit extensions.
On July 1, 2024, the Company physically settled 4,000,000 shares under an outstanding ATM forward sale agreement in exchange for aggregate net proceeds of approximately $115.2 million. Subsequent to quarter end, on October 1, 2024, the Company physically settled 7,000,000 shares under the same outstanding ATM forward sale agreement in exchange for aggregate net proceeds of approximately $200.9 million.

The Company’s outstanding indebtedness as of September 30, 2024 was as follows:

($ in millions USD)	September 30, 2024
Revolving Credit Facility
USD Borrowings	$—
CAD Borrowings(1)	148.3
GBP Borrowings(1)	19.4
3.500% Notes Due 2025	750.0
4.375% Notes Due 2025	500.0
4.625% Notes Due 2025	800.0
4.500% Notes Due 2026	500.0
4.250% Notes Due 2026	1,250.0
5.750% Notes Due 2027	750.0
3.750% Notes Due 2027	750.0
4.500% Notes Due 2028	350.0
4.750% Notes Due 2028	1,250.0
3.875% Notes Due 2029	750.0
4.625% Notes Due 2029	1,000.0
4.950% Notes Due 2030	1,000.0
4.125% Notes Due 2030	1,000.0
5.125% Notes Due 2032	1,500.0
5.750% Notes Due 2034	550.0
5.625% Notes Due 2052	750.0
6.125% Notes Due 2054	500.0
Total Unsecured Debt Outstanding	$14,117.7
CMBS Debt Due 2032	$3,000.0
Total Debt Outstanding	$17,117.7
Cash and Cash Equivalents	$355.7
Net Debt	$16,762.0
___________________
(1) Based on applicable exchange rates as of September 30, 2024.
Dividends
On September 5, 2024, the Company declared a regular quarterly cash dividend of $0.4325 per share, representing a 4.2% year-over-year increase. The Q3 2024 dividend was paid on October 3, 2024 to stockholders of record as of the close of business on September 18, 2024 and totaled in aggregate approximately $452.9 million.
2024 Guidance
The Company is updating its AFFO guidance for the full year 2024. In determining AFFO, the Company adjusts for certain items that are otherwise included in determining net income attributable to common stockholders, the most comparable generally accepted accounting principles in the United States (“GAAP”) financial measure. In reliance on the exception provided by applicable rules, the Company does not provide guidance for GAAP net income, the most comparable GAAP financial measure, or a reconciliation of 2024 AFFO to GAAP net income because we are unable to predict with reasonable certainty the amount of the change in non-cash allowance for credit losses under ASU No. 2016-13 - Financial Instruments—Credit Losses (Topic 326) (“ASC 326”) for a future period. The non-cash change in allowance for credit losses under ASC 326 with respect to a future period is dependent upon future events that are entirely outside of the Company’s control and may not be reliably predicted, including its tenants’ respective financial performance, fluctuations in the trading price of their common stock, credit ratings and outlook (each to the extent applicable), as well as broader macroeconomic performance. Based on past results and, as disclosed in our historical financial results, the impact of these adjustments could be material, individually or in the aggregate, to the Company’s reported GAAP results. For more information, see “Non-GAAP Financial Measures.”
The Company estimates AFFO for the year ending December 31, 2024 will be between $2,360 million and $2,370 million, or between $2.25 and $2.26 per diluted common share. Guidance does not include the impact on operating results from any pending or possible future acquisitions or dispositions, capital markets activity, or other non-recurring transactions.
The following is a summary of the Company’s updated full-year 2024 guidance:

	Updated Guidance		Prior Guidance
For the Year Ending December 31, 2024:	Low	High	Low	High
Estimated Adjusted Funds From Operations (AFFO)	$2,360	$2,370	$2,350	$2,370
Estimated Adjusted Funds From Operations (AFFO) per diluted share	$2.25	$2.26	$2.24	$2.26
Estimated Weighted Average Share Count for the Year (in millions)	1,048.0	1,048.0	1,048.0	1,048.0
The above per share estimates reflect the dilutive effect of the 13,853,338 shares currently pending under the Company's outstanding forward sale agreements, as calculated under the treasury stock method. VICI partnership units held by third parties are reflected as non-controlling interests and the income allocable to them is deducted from net income to arrive at net income attributable to common stockholders and AFFO; accordingly, guidance represents AFFO per share attributable to common stockholders based solely on outstanding shares of VICI common stock.
The estimates set forth above reflect management’s view of current and future market conditions, including assumptions with respect to the earnings impact of the events referenced in this release. The estimates set forth above may be subject to fluctuations as a result of several factors and there can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.
Supplemental Information
In addition to this release, the Company has furnished Supplemental Financial Information, which is available on our website in the “Investors” section, under the menu heading “Financials”. This additional information is being provided as a supplement to the information in this release and our other filings with the SEC. The Company has no obligation to update any of the information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations, except as may be required by applicable law.
Conference Call and Webcast
The Company will host a conference call and audio webcast on Friday, November 1, 2024 at 10:00 a.m. Eastern Time (ET). The conference call can be accessed by dialing +1 833-470-1428 (domestic) or +1 929-526-1599 (international) and entering the conference ID 619008. An audio replay of the conference call will be available from 1:00 p.m. ET on November 1, 2024 until midnight ET on November 8, 2024 and can be accessed by dialing +1 866-813-9403 (domestic) or +44 204-525-0658 (international) and entering the passcode 535627.

A live audio webcast of the conference call will be available in listen-only mode through the “Investors” section of the Company’s website, www.viciproperties.com, on November 1, 2024, beginning at 10:00 a.m. ET. A replay of the webcast will be available shortly after the call on the Company’s website and will continue for one year.
About VICI Properties
VICI Properties Inc. is an S&P 500® experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality and entertainment destinations, including Caesars Palace Las Vegas, MGM Grand and the Venetian Resort Las Vegas, three of the most iconic entertainment facilities on the Las Vegas Strip. VICI Properties owns 93 experiential assets across a geographically diverse portfolio consisting of 54 gaming properties and 39 other experiential properties across the United States and Canada. The portfolio is comprised of approximately 127 million square feet and features approximately 60,300 hotel rooms and over 500 restaurants, bars, nightclubs and sportsbooks. Its properties are occupied by industry-leading gaming, leisure and hospitality operators under long-term, triple-net lease agreements. VICI Properties has a growing array of real estate and financing partnerships with leading operators in other experiential sectors, including Bowlero, Cabot, Canyon Ranch, Chelsea Piers, Great Wolf Resorts, Homefield and Kalahari Resorts. VICI Properties also owns four championship golf courses and 33 acres of undeveloped and underdeveloped land adjacent to the Las Vegas Strip. VICI Properties’ goal is to own the highest quality and most productive experiential real estate portfolio through a strategy of partnering with the highest quality experiential place makers and operators. For additional information, please visit www.viciproperties.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. Among those risks, uncertainties and other factors are: the impact of changes in general economic conditions and market developments, including inflation, interest rates, supply chain disruptions, consumer confidence levels, changes in consumer spending, unemployment levels and depressed real estate prices resulting from the severity and duration of any downturn in the U.S. or global economy; the impact of the changing interest rate environment on us, including our ability to successfully pursue investments in, and acquisitions of, additional properties and to obtain debt financing for such investments at attractive interest rates, or at all; risks associated with our completed transactions, including our ability or failure to realize the anticipated benefits thereof; our dependence on our tenants at our properties and their affiliates that serve as guarantors of the lease payments and the negative consequences any material adverse effect on their respective businesses could have on us; the possibility that any future transactions may not be consummated on the terms or timeframes contemplated, or at all, including our ability to obtain the financing necessary to complete any acquisitions on the terms we expect in a timely manner, or at all, the ability of the parties to satisfy the conditions set forth in the definitive transaction documents, including the receipt of, or delays in obtaining, governmental and regulatory approvals and consents required to consummate such transactions, or other delays or impediments to completing the transactions; the anticipated benefits of certain arrangements with certain tenants in connection with our funding of “same store” capital improvements in exchange for increased rent pursuant to the terms of our agreements with such tenants, which we refer to as the Partner Property Growth Fund; our decision and ability to exercise our purchase rights under our put-call agreements, call agreements, right of first refusal agreements and right of first offer agreements; our borrowers’ ability to repay their outstanding loan obligations to us; our dependence on the gaming industry; our ability to pursue our business and growth strategies may be limited by the requirement that we distribute 90% of our REIT taxable income in order to qualify for taxation as a REIT and that we distribute 100% of our REIT taxable income in order to avoid current entity-level U.S. federal income taxes; the impact of extensive regulation from gaming and other regulatory authorities; the ability of our tenants to obtain and maintain regulatory approvals in connection with the operation of our properties, or the imposition of conditions to such regulatory approvals; the possibility that our tenants may choose not to renew their respective lease agreements following the initial or subsequent terms of the leases; restrictions on our ability to sell our properties subject to the lease agreements; our tenants and any guarantors’ historical results may not be a reliable indicator of their future results; our substantial amount of indebtedness and ability to service, refinance at attractive interest rates, or at all, and otherwise fulfill our obligations under such indebtedness; our historical financial information may not be reliable indicators of our future results of operations, financial condition and cash flows; the possibility that we identify significant environmental, tax, legal or other issues, including additional costs or liabilities, that materially and adversely impact the value of assets acquired or secured as collateral (or other benefits we expect to receive) in any of our completed transactions; the impact of changes to U.S. federal income tax laws or global tax laws; the possibility of adverse tax consequences as a result of our completed transactions, including tax protection agreements to which we are a party; increased volatility in our stock price, including as a result of our completed transactions; our inability to maintain our qualification for taxation as a REIT; the impact of climate change, natural disasters, war, political and public health conditions or uncertainty or civil unrest, violence or terrorist activities or threats on our properties and changes in economic conditions or heightened travel security and health measures instituted in response to these events; the loss of the services of key personnel; the inability to attract, retain and motivate employees; the costs and liabilities associated with environmental compliance; failure to establish and maintain an effective system of integrated internal controls; our reliance on distributions received from our subsidiaries, including VICI Properties OP LLC, to make distributions to our stockholders; the potential impact on the amount of our cash distributions if we were to sell any of our properties in the future; our ability to continue to make distributions to holders of our common stock or maintain anticipated levels of distributions over time; and competition for transaction opportunities, including from other REITs, investment companies, private equity firms and hedge funds, sovereign funds, lenders, gaming companies and other investors that may have greater resources and access to capital and a lower cost of capital or different investment parameters than us.
Although the Company believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. The Company cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Additional important factors that may affect the Company’s business, results of operations and financial position are described from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Non-GAAP Financial Measures
This press release presents Funds From Operations (“FFO”), FFO per share, Adjusted Funds From Operations (“AFFO”), AFFO per share and Adjusted EBITDA, which are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). These are non-GAAP financial measures and should not be construed as alternatives to net income or as an indicator of operating performance (as determined in accordance with GAAP). We believe FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of our business.
FFO is a non-GAAP financial measure that is considered a supplemental measure for the real estate industry and a supplement to GAAP measures. Consistent with the definition used by The National Association of Real Estate Investment Trusts (Nareit), we define FFO as net income (or loss) attributable to common stockholders (computed in accordance with GAAP) excluding (i) gains (or losses) from sales of certain real estate assets, (ii) depreciation and amortization related to real estate, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) our proportionate share of such adjustments from our investment in unconsolidated affiliate.
AFFO is a non-GAAP financial measure that we use as a supplemental operating measure to evaluate our performance. We calculate AFFO by adding or subtracting from FFO non-cash leasing and financing adjustments, non-cash change in allowance for credit losses, non-cash stock-based compensation expense, transaction costs incurred in connection with the acquisition of real estate investments, amortization of debt issuance costs and original issue discount, other non-cash interest expense, non-real estate depreciation (which is comprised of the depreciation related to our golf course operations), capital expenditures (which are comprised of additions to property, plant and equipment related to our golf course operations), impairment charges related to non-depreciable real estate, gains (or losses) on debt extinguishment and interest rate swap settlements, other (losses) gains, deferred income tax benefits and expenses, other non-recurring non-cash transactions, our proportionate share of non-cash adjustments from our investment in unconsolidated affiliate (including the amortization of any basis differences) with respect to certain of the foregoing and non-cash adjustments attributable to non-controlling interest with respect to certain of the foregoing.
We calculate Adjusted EBITDA by adding or subtracting from AFFO contractual interest expense (including the impact of the forward-starting interest rate swaps and treasury locks) and interest income (collectively, interest expense, net), income tax expense and our proportionate share of such adjustments from our investment in unconsolidated affiliate.
These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as measures of liquidity, nor do they measure our ability to fund all of our cash needs, including our ability to make cash distributions to our stockholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs, due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.
Reconciliations of net income to FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA are included in this release.

VICI Properties Inc.
Consolidated Balance Sheets
(In thousands)

	September 30, 2024	December 31, 2023
Assets
Real estate portfolio:
Investments in leases - sales-type, net	$23,429,732	$23,015,931
Investments in leases - financing receivables, net	18,410,105	18,211,102
Investments in loans and securities, net	1,550,680	1,144,177
Land	150,727	150,727
Cash and cash equivalents	355,667	522,574
Other assets	1,021,195	1,015,330
Total assets	$44,918,106	$44,059,841

Liabilities
Debt, net	$16,743,584	$16,724,125
Accrued expenses and deferred revenue	194,201	227,241
Dividends and distributions payable	457,977	437,599
Other liabilities	999,272	1,013,102
Total liabilities	18,395,034	18,402,067

Stockholders’ equity
Common stock	10,472	10,427
Preferred stock	—	—
Additional paid-in capital	24,247,840	24,125,872
Accumulated other comprehensive income	141,705	153,870
Retained earnings	1,711,277	965,762
Total VICI stockholders’ equity	26,111,294	25,255,931
Non-controlling interests	411,778	401,843
Total stockholders’ equity	26,523,072	25,657,774
Total liabilities and stockholders’ equity	$44,918,106	$44,059,841
_______________________________________________________
Note: As of September 30, 2024 and December 31, 2023, our Investments in leases - sales-type, Investments in leases - financing receivables, Investments in loans and securities and Other assets (sales-type sub-leases) are net of allowance for credit losses of $740.2 million, $708.8 million, $21.8 million and $19.3 million, respectively, and $701.1 million, $703.6 million, $29.8 million and $18.7 million, respectively.

VICI Properties Inc.
Consolidated Statement of Operations
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues
Income from sales-type leases	$518,691	$500,212	$1,543,752	$1,473,961
Income from lease financing receivables, loans and securities	419,115	378,502	1,242,151	1,122,703
Other income	19,315	18,179	57,950	55,043
Golf revenues	7,548	7,425	29,300	28,416
Total revenues	964,669	904,318	2,873,153	2,680,123

Operating expenses
General and administrative	16,458	14,422	48,418	44,347
Depreciation	1,008	1,011	3,133	2,712
Other expenses	19,315	18,179	57,950	55,043
Golf expenses	6,824	6,332	20,148	18,874
Change in allowance for credit losses	(31,626)	95,997	32,292	166,119
Transaction and acquisition expenses	1,164	3,566	1,728	3,385
Total operating expenses	13,143	139,507	163,669	290,480

Income from unconsolidated affiliate	—	—	—	1,280
Interest expense	(207,317)	(204,927)	(617,976)	(612,881)
Interest income	2,797	7,341	12,016	16,194
Other (losses) gains	(64)	(1,122)	770	4,295
Income before income taxes	746,942	566,103	2,104,294	1,798,531
Provision for income taxes	(2,461)	(644)	(7,257)	(3,630)
Net income	744,481	565,459	2,097,037	1,794,901
Less: Net income attributable to non-controlling interests	(11,583)	(9,130)	(32,821)	(29,130)
Net income attributable to common stockholders	$732,898	$556,329	$2,064,216	$1,765,771

Net income per common share
Basic	$0.70	$0.55	$1.98	$1.75
Diluted	$0.70	$0.55	$1.98	$1.75

Weighted average number of common shares outstanding
Basic	1,046,626,838	1,012,986,784	1,043,921,660	1,007,110,068
Diluted	1,048,338,348	1,013,589,640	1,044,897,468	1,008,437,452

VICI Properties Inc.
Reconciliation of Net Income to FFO, FFO per Share, AFFO, AFFO per Share and Adjusted EBITDA
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income attributable to common stockholders	$732,898	$556,329	$2,064,216	$1,765,771
Real estate depreciation	—	—	—	—
Joint venture depreciation and non-controlling interest adjustments	—	—	—	1,426
FFO attributable to common stockholders	732,898	556,329	2,064,216	1,767,197
Non-cash leasing and financing adjustments	(135,890)	(131,344)	(402,839)	(383,688)
Non-cash change in allowance for credit losses	(31,626)	95,997	32,292	166,119
Non-cash stock-based compensation	4,601	4,019	12,973	11,517
Transaction and acquisition expenses	1,164	3,566	1,728	3,385
Amortization of debt issuance costs and original issue discount	18,747	17,283	52,900	53,645
Other depreciation	883	833	2,564	2,442
Capital expenditures	(878)	(444)	(1,943)	(1,762)
Other losses (gains) (1)	64	1,122	(770)	(4,295)
Deferred income tax provision	1,945	—	4,233	—
Joint venture non-cash adjustments and non-controlling interest adjustments	1,950	253	4,100	2,066
AFFO attributable to common stockholders	593,858	547,614	1,769,454	1,616,626
Interest expense, net	185,773	180,303	553,060	543,042
Income tax expense	516	644	3,024	3,630
Joint venture adjustments and non-controlling interest adjustments	(2,152)	(2,155)	(6,420)	(3,176)
Adjusted EBITDA attributable to common stockholders	$777,995	$726,406	$2,319,118	$2,160,122

Net income per common share
Basic	$0.70	$0.55	$1.98	$1.75
Diluted	$0.70	$0.55	$1.98	$1.75
FFO per common share
Basic	$0.70	$0.55	$1.98	$1.75
Diluted	$0.70	$0.55	$1.98	$1.75
AFFO per common share
Basic	$0.57	$0.54	$1.70	$1.61
Diluted	$0.57	$0.54	$1.69	$1.60
Weighted average number of shares of common stock outstanding
Basic	1,046,626,838	1,012,986,784	1,043,921,660	1,007,110,068
Diluted	1,048,338,348	1,013,589,640	1,044,897,468	1,008,437,452
____________________
(1) Represents non-cash foreign currency remeasurement adjustment and gain on sale of land.

VICI Properties Inc.
Revenue Breakdown
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Contractual revenue from sales-type leases
Caesars Regional Master Lease (excluding Harrah's NOLA, AC, and Laughlin) & Joliet Lease	$137,624	$132,952	$412,872	$398,856
Caesars Las Vegas Master Lease	117,305	113,619	351,915	340,857
MGM Grand/Mandalay Bay Lease	79,018	77,468	236,020	224,858
The Venetian Resort Las Vegas Lease	68,118	64,375	199,443	191,875
PENN Greektown Lease	13,214	13,214	39,640	39,001
Hard Rock Cincinnati Lease	11,541	11,176	34,623	33,528
Century Master Lease (excluding Century Canadian Portfolio)	10,971	9,740	32,913	23,470
EBCI Southern Indiana Lease	8,412	8,288	25,154	24,782
PENN Margaritaville Lease	6,706	6,615	20,088	19,624
Income from sales-type leases non-cash adjustment (1)	65,782	62,765	191,084	177,110
Income from sales-type leases	518,691	500,212	1,543,752	1,473,961

Contractual income from lease financing receivables
MGM Master Lease	189,873	186,150	564,655	558,583
Harrah's NOLA, AC, and Laughlin	44,477	42,966	133,431	128,898
Hard Rock Mirage Lease	22,950	22,500	68,850	67,500
JACK Entertainment Master Lease	17,772	17,511	53,229	52,445
CNE Gold Strike Lease	10,404	10,000	31,473	25,000
Bowlero Master Lease	7,900	—	23,700
Foundation Gaming Master Lease	6,123	6,063	18,369	18,189
Chelsea Piers Lease	6,000	—	18,000
PURE Canadian Master Lease	4,037	4,054	12,128	11,913
Century Canadian Portfolio	3,170	887	9,535	887
Income from lease financing receivables non-cash adjustment (1)	70,162	68,586	211,906	206,625
Income from lease financing receivables	382,868	358,717	1,145,276	1,070,040

Contractual interest income
Senior secured notes	2,405	2,344	7,209	4,847
Senior secured loans	11,334	4,565	28,320	20,395
Mezzanine loans & preferred equity	22,562	12,883	61,497	27,468
Income from loans non-cash adjustment (1)	(54)	(7)	(151)	(47)
Income from loans and securities	36,247	19,785	96,875	52,663
Income from lease financing receivables, loans and securities	419,115	378,502	1,242,151	1,122,703

Other income	19,315	18,179	57,950	55,043
Golf revenues	7,548	7,425	29,300	28,416
Total revenues	$964,669	$904,318	$2,873,153	$2,680,123
____________________
(1) Amounts represent non-cash adjustments to recognize revenue on an effective interest basis in accordance with GAAP.

Investor Contacts:
Investors@viciproperties.com
(646) 949-4631

Or

David Kieske
EVP, Chief Financial Officer
DKieske@viciproperties.com

Moira McCloskey
SVP, Capital Markets
MMcCloskey@viciproperties.com

LinkedIn:
www.linkedin.com/company/vici-properties-inc